EXHIBIT 10.30
EIGHTH AMENDMENT TO
THE ZIONS BANCORPORATION, N.A. PAYSHELTER 401(k)
AND EMPLOYEE STOCK OWNERSHIP PLAN
(As amended and restated effective January 1, 2007)

This Eighth Amendment to the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan (“Plan”), as restated and amended effective as of January 1, 2007, is made and entered into this _20th_ day of December, 2022, by Zions Bancorporation, N.A., Benefits Committee (“Committee”) on behalf of Zions Bancorporation, N.A. (“Employer”).

W I T N E S S E T H:

WHEREAS, the Employer has previously entered into the Plan, which Plan has been most recently restated and amended in its entirety effective for the plan year commencing on January 1, 2007, and for all plan years thereafter; and

    WHEREAS, the Employer has reserved the right to amend the Plan at any time, in whole or in part; and

    WHEREAS, the Committee has been authorized and empowered by the Board of Directors of the Employer to adopt amendments or changes to the Plan which are designed to clarify a provision or provisions of the Plan or which are intended to maintain or bring the Plan into compliance with applicable Federal or state law, or which will not create or result in a significant increase to the cost to the Employer or any subsidiary thereof maintaining or operating the Plan or have a material, substantive effect on the rights or obligations of the Employer or any subsidiaries thereof with respect to the Plan; and

    WHEREAS, the Committee intends to clarify certain language under the Plan related to post-termination compensation to reflect historic interpretation and administration of such terms; and

    WHEREAS, the Committee, now desires to amend the Plan to correct a scrivener’s error related to the Sixth Amendment to provide for earlier eligibility for “safe harbor” matching contributions under the Plan and to allow employees that have completed one year of service to receive matching contributions for deferrals made following the one-year anniversary of their hire date, effective October 1, 2020, and consistent with Section 7 of Revenue Procedure 2021-30, allowing retroactive amendments to correct an operational failure; and

WHEREAS, the Committee, for and on behalf of the Employer and consistent with the power and authority granted to it, now desires to amend the Plan to allow Participants to make after-tax contributions to the Plan, and for Participants to be able to convert all or a portion of certain vested account balances in the Plan to a Roth contribution source; and

    WHEREAS, the Committee has determined that the ability of Participants to make after-tax contributions to the Plan, and to be able to convert all or a portion of certain vested account balances in the Plan to a Roth contribution source will not create or result in a significant increase in the cost to the Employer any subsidiary thereof maintaining or operating the Plan.

    NOW THEREFORE, in consideration of the foregoing premises, the Committee, for and on behalf of the Employer, adopts the following amendments to the Plan (amended language in bold italics) to be effective as of January 1, 2023, except as otherwise provided:

1.    Section 2.1 is amended to add the following language after subsection (m):

EXHIBIT 10.30
(n)    “After-tax Contribution Account” shall mean the sub-account that is attributable to contributions made by the Employee on and after January 1, 2023 pursuant to an election under Section 5.13.

(o)    “Roth In-plan Conversion Account” shall mean those sub-accounts maintained for each Participant to reflect any Roth in-plan conversions elected by an Employee pursuant to an election under Article XXIV.

2.    Section 2.7A is amended, effective as of October 1, 2020, to read as follows:
2.7A    “Applicable Date” shall mean for purposes of determining Employer Matching Contributions and allocations of Employer Matching Contributions under Articles 5 and 6, the first day of the payroll period that includes the first anniversary of the Participant’s Employment Commencement Date. “Applicable Date” shall mean for purposes of determining Employer Non-Elective Contributions and allocations of Employer Non-Elective Contributions under Articles 5 and 6, the earlier of the January 1 or July 1 that is on or after the Participant’s completion of one Year of Service.

3.    Section 2.11 is amended to add the following language after paragraph (f):

For purposes of determining Participant contributions and Employer Contributions under Articles 5 and 6, Compensation paid after the payroll period that includes the Participant’s Termination of Employment shall be excluded.

4.    Section 2.40 is amended to add the following language at the end:

On and after January 1, 2023, M-Test Contributions shall also include After-tax Contributions.

5.    Section 4.5 is amended in its entirety to read as follows:

4.5    Re-Employment and Commencement of Participation: An Eligible Employee who had met the requirements of Section 4.1(a) and 4.1(b) but terminated employment prior to his Entry Date (or Applicable Date with respect to Employer Matching Contributions and Employer Non-Elective Contributions) shall be eligible to become a Participant on the date he is re-employed by the Employer, but in no event earlier than the Entry Date (or Applicable Date with respect to Employer Matching Contributions and Employer Non-Elective Contributions) he would have joined had he not ceased employment. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer.

6.    Section 5.4 is amended in its entirety to read as follows:

5.4    Voluntary Contributions by Participants: From and after the Effective Date no Participant shall be permitted or required to make Voluntary Contributions to the Plan. On and after January 1, 2023, a Participant may make After-tax Contributions to the Plan as provided in Section 5.13.

EXHIBIT 10.30

7.    Section 5.10 is amended to add the following sentence at the end of the first paragraph:

For Plan Years beginning on and after January 1, 2023, After-tax Contributions shall be included for determining compliance with the limitations of subsection (c) if the Matching Contributions are subject to the limitations in subsection (c), and for years that the Matching Contributions are not subject to the limitations in subsection (c), then the After-tax Contributions must meet the limitation requirements in Section 5.13.

8.    Section 5.10 is amended to change the term “prior Plan Year” in the last paragraph to “current Plan Year”.

9.    Section 5.11(c) is amended to add the following sentence at the end.

The reduction of M-Test Contributions (i.e., excess M-Test contributions) shall first be made from the respective Highly Compensated Employee’s After-tax Contributions, and then, to the extent necessary, made from their Matching Contributions.

10.    Section 5.12(c) is amended in its entirety to read as follows:

(c)    Excess M-Test Contributions: The Plan Administrator shall direct the Trustee to hold the excess M-Test Contribution Amount related to Matching Contributions and shall use this Amount to reduce any future Matching Contribution obligation of the Employer to the Plan. The excess M-Test Contribution Amount related to After-tax Contributions shall be returned to the respective Highly Compensated Employee.

11.    A new Section 5.13 is added to read as follows:

5.13    After-tax Contributions:

(a)    Each Participant may elect to defer any percentage of the Participant’s Compensation on an after-tax basis as an After-tax Contribution during a payroll period subject to a minimum of 1% and maximum of 80%. The combined deferral of Elective Deferrals (including Roth Elective Deferrals) and After-tax Contributions cannot exceed 80%.

(b)    Each participant may change the deferral percentage of After-tax Contributions (increased, decreased, or ceased) at any time during the Plan Year in accordance with Plan rules. Such change shall be effective as soon as Administratively Feasible after the election is received and confirmed by the Administrator.

(c)    After-tax Contributions withheld pursuant to this Section 5.13 shall be transmitted to the Trustee as soon as Administratively Feasible after such amounts were withheld by the Employer. After-tax Contributions shall be made in cash only. The

EXHIBIT 10.30
Participant’s After-tax Contribution Account shall be credited with respect to any After-tax Contributions deferred under this Section 5.13.

(d)    After-tax Contributions shall not be included in determining the Participants Elective Deferral percentage when determining Matching Contributions under Section 5.6.

(e)    A Participant may elect to receive in-service withdrawals from his After-tax Contribution Account at any time.

(f)    A Participant shall be 100% vested in his After-tax Contribution Account at all times.

(g)    The Administrator may amend or revoke the After-tax Contribution election of a Participant at any time to ensure that the Plan satisfies applicable Plan limitations and applicable law; including, but not limited to, the discontinuance or reduction of After-tax Contributions of Highly Compensated Employees to ensure that the Plan meets the IRS nondiscrimination test as described in Section 5.10(c).
(h)     If the Matching Contributions satisfy the requirements of Code Section 401(k)(12) and Code Section 401(m)(11) for a Plan Year, then the After-tax Contributions shall meet the nondiscrimination testing requirements in Code Section 401(m) using a current year testing method, consistent with the testing procedures as outlined in Sections 5.10(c), 5.11(c), and 5.12(c). Such testing procedures shall be performed excluding all Matching Contributions, consistent with Treasury Regulations Section 1.401(m)-2(a)(5)(iv).

12.    Section 7.3 is amended in its entirety to read as follows:

7.3Limitations on Allocations and Order of Limitations: Effective for any Limitation Year commencing on or after July 1, 2007, no Employer Contributions shall be made to this Plan for any Limitation Year that will result in an Annual Addition to a Participant’s Account that is an Excess Amount. If, pursuant to this Article, it is necessary to limit or reduce the amount of Contributions credited to a Participant under this Plan during a Limitation Year, the limitation or reduction shall be made in the following order:

(1)    After-tax Contributions;

(2)    Unmatched Participant Election Deferrals (first from pre-tax Elective Deferrals and then from Roth Elective Deferrals);

(3)    Employer Matching Contributions (if any have been allocated to the General Investments Account);

(4)    Matched Participant Elective Deferrals;

(5)    Employer Non-Elective Contributions.

EXHIBIT 10.30

13.    Section 8.7(a) is amended in its entirety to read as follows:

(a)    The Five Year Period commences as of the first day of the Plan Year that includes the first day of the first taxable year of the Employee in which the earlier of the following two events occurs: (1) the Employee makes a Roth Deferral to the Roth Deferral Account under the Plan, or (2) A Roth In-plan Conversion is made to all or a portion of the Employee’s Account under the Plan. The Five Year Period ends as of the last day of the Plan Year in which five consecutive taxable years based on the earlier event in the prior sentence have been completed. For this purpose, the first taxable year in which an Employee makes a Roth Deferral Election, or experiences a Roth In-plan Conversion, is the year in which the amount is includible in the Employee’s gross income.

14.    A new Article XXIV – Roth In-plan Conversions is added to read as follows:

ARTICLE XXIV
ROTH IN-PLAN CONVERSIONS

24.1    Roth In-plan Conversions:

(a)    A Participant may irrevocably elect to have all or a portion of his vested Account (other than any portion of his Account that is: (1) in the Roth Elective Deferral Account, (2) in the In-plan Roth Rollover Account, (3) invested in a Plan loan, and (4) invested in the Employer Securities Account) transferred to the Participant’s Roth In-plan Conversion Account, in accordance with the requirements of Code Section 402A(c)(4) and the applicable IRS guidance thereunder.

(b)    The Administrator shall establish rules and procedures governing elections under this Section 24.1, including but not limited to the frequency of elections, required forms, and deadlines.

(c)    Amounts transferred into a Participant’s Roth In-plan Conversion Account pursuant to this Section 24.1 shall be invested in the same investment options in which they were invested prior to the transfer, subject to the Participant’s subsequent investment direction in accordance with Plan terms.

(d)    Amounts transferred into a Participant’s Roth In-plan Conversion Account pursuant to this Section 24.1 shall be subject to the same distribution rules that applied prior to the transfer.

(e)    The Plan shall maintain such records as are necessary for the proper reporting of such transferred amounts.

(f)    For purposes of determining whether a distribution from the Roth In-plan Conversion Account is a Qualified Roth Distribution, the terms under Section 8.7 shall apply.

EXHIBIT 10.30
(g)    Amounts in the Roth In-Plan Conversion Account are not available for hardship withdrawals under Section 8.1(d).

IN WITNESS THEREOF, the Zions Bancorporation, N.A. Benefits Committee by its authorized representative has caused this Eighth Amendment to the Plan to be duly executed as of the date and year first above written.

ZIONS BANCORPORATION, N.A. BENEFITS COMMITTEE

By: _/s/ Paul Burdiss_________
Name: Paul Burdiss
Title: Chief Financial Officer